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Exhibit 99.i(2)

                       KRAMER LEVIN NAFTALIS & FRANKEL LLP

                                919 THIRD AVENUE

                           NEW YORK, N.Y. 10022 - 3852


TEL (212) 715-9100                                          47, Avenue Hoche
FAX (212) 715-8000                                             75008 Paris
                                                                 France

                                February 25, 2002






Total Return U.S. Treasury Fund, Inc.
535 Madison Avenue, 30th Floor
New York, New York  10022

                           Re: Total Return U.S. Treasury Fund, Inc. Post-Effective Amendment No. 20
                                    File No. 33-12179; ICA No. 811-5040
                                    ------------------------------------
Gentlemen:

         We hereby consent to the reference to our firm as Counsel in this Post-Effective Amendment No. 20 to Registration Statement No. 33-12179 on Form N-1A.


                                       Very truly yours,

                                       /s/ Kramer Levin Naftalis & Frankel LLP